Exhibit 99.1

Contact:

At the Company

Gary F. Santo, Jr.

Vice President, Investor Relations

617-638-2000

John A. Hupalo

Chief Financial Officer

617-638-2000

At Fleishman-Hillard

Eli Neusner

Media Relations

617-692-0531

News for Immediate Release

First Marblehead Announces
Second Quarter Fiscal 2007 Results

Net Income through First Two Quarters up 110% over Same Period Last Year

BOSTON, MA, January 25, 2007 – The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the second quarter of fiscal 2007 and for the six-month period ended December 31, 2006.

Total revenues for the six months ended December 31, 2006 were $500.7 million, up 87% from $268.4 million for the same period last year.  Net income for the six month period was $222.2 million, or $2.34 per diluted share, an increase of 110% in net income, and 115% in diluted earnings per share, over the same period last year.  For the second quarter of fiscal 2007, total revenues were $197.8 million and net income was $81.2 million, or $0.85 per diluted share.  Quarter to quarter comparisons may be less informative during this period given the Company’s transition to a quarterly securitization cycle.

First Marblehead facilitated two securitization transactions during the six months ended December 31, 2006, completing a securitization of $1.4 billion of private student loans in the first quarter of fiscal 2007 and a securitization of $724 million of private student loans in the second quarter of fiscal 2007.  These transactions generated aggregate service revenues of $392.4 million, including $261.9 million of up-front structural advisory fees.  In contrast, the Company facilitated one securitization of $1.3 billion of private student loans during the six months ended December 31, 2005.  This transaction, which closed in the second quarter of fiscal 2006, generated service revenues of $188.6 million, including $95.7 million of up-front structural advisory fees.

The volume of loans facilitated during the second quarter of fiscal 2007 that are available for securitization increased 26% to $687 million over the same period last year.  The rolling twelve month volume of loans available for securitization increased 39% to $3.5 billion for the twelve months ended December 31, 2006 over the same period a year ago.

During the quarter the Company completed its acquisition of Union Federal Savings Bank.  Union Federal is a federally chartered thrift with 13 employees and total assets of $41 million located in North Providence, Rhode Island.

“The Company had an excellent quarter and first six months of fiscal 2007,” said Jack L. Kopnisky, First Marblehead’s President and Chief Executive Officer.  “Our facilitated loan volume remained strong, we added meaningful new clients, and we executed against our plan to complete quarterly securitizations.  We remain focused on providing an excellent experience for our clients and value to our shareholders.”

First Marblehead will host a conference call today, Thursday, January 25, 2007 at 5:00 p.m. EST, which will be simultaneously broadcast live over the Internet.  Jack L. Kopnisky, President and Chief Executive Officer, and John A. Hupalo, Senior Executive Vice President and Chief Financial Officer, will host the call.  To access the webcast, please log on to: www.firstmarblehead.com.

A replay will be available on First Marblehead’s website for 14 days.  A telephone replay will also be available for 14 days by dialing (888) 286-8010 from the U.S., or (617) 801-6888 for international callers, and entering the pass code 99071910.

About The First Marblehead Corporation – First Marblehead, a leader in creating solutions for education finance, provides outsourcing services for private, non-governmental education lending in the United States.  The Company helps meet the growing demand for private education loans by providing national and regional financial institutions and educational institutions, as well as businesses and other enterprises, with an integrated suite of design, implementation and securitization services for student loan programs tailored to meet the needs of their respective customers, students, employees and members.

Statements in this press release, including the tables, regarding First Marblehead’s future growth, securitization yields, market position, and the future performance of securitization trusts, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon our historical performance, the historical performance of the securitization trusts and on our plans, estimates and expectations as of January 25, 2007.  The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates or expectations contemplated by us will be achieved.  You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors, which may cause our actual financial results, facilitated loan volumes and securitization-related revenues to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: our success in structuring securitizations, the size, structure and  timing of the securitizations that we facilitate, the estimates we make and the assumptions on which we rely in preparing our financial statements, any variance between the actual performance of securitization trusts and the key assumptions we have used to estimate the present value of additional structural advisory fees and residual revenues, our loan facilitation volumes, our relationships with key clients, and  the other factors set forth under the caption “Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 8,  2006.  Important factors that could cause or contribute to differences between the actual performance of the securitization trusts and our key assumptions include economic, regulatory, competitive and other factors affecting prepayment, default and recovery rates on the underlying securitized loan portfolio, including full or partial prepayments and prepayments as a result of loan consolidation activity, and interest rate trends.  We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

-financial tables to follow-

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Six Months Ended December 31, 2006 and 2005

(Unaudited)

(in thousands, except per share data)

	Three months ended		Six months ended
	December 31,		December 31,
	2006	2005	2006	2005

Service revenues:
Up-front structural advisory fees	$88,618	$96,170	$261,928	$96,170
Additional structural advisory fees:
From new securitizations	8,861	14,778	25,447	14,778
Trust updates	928	1,241	2,893	1,440
Total additional structural advisory fees	9,789	16,019	28,340	16,218

Residuals:
From new securitizations	48,315	78,216	105,070	78,216
Trust updates	13,865	12,491	25,773	19,973
Total residual revenues	62,180	90,707	130,843	98,189

Processing fees from TERI	29,608	25,268	66,679	51,196

Administrative and other fees	4,727	2,331	8,953	3,793

Total service revenues	194,922	230,495	496,743	265,566

Net interest income	2,844	1,635	3,968	2,864

Total revenues	197,766	232,130	500,711	268,430

Non-interest expenses: Compensation and benefits	25,895	21,160	57,503	40,902

General and administrative expenses	33,088	22,891	67,079	48,816

Total non-interest expenses	58,983	44,051	124,582	89,718

Income from operations	138,783	188,079	376,129	178,712

Other income	—	2,501	—	2,501

Income before income tax expense	138,783	190,580	376,129	181,213

Income tax expense	57,632	79,219	153,970	75,294

Net income	$81,151	$111,361	$222,159	$105,919

Net income per share, basic	$0.86	$1.17	$2.35	$1.10

Net income per share, diluted	0.85	1.16	2.34	1.09

Cash dividends declared per share	0.12	0.08	0.22	0.16

Weighted average shares outstanding, basic	94,496	95,324	94,393	96,348

Weighted average shares outstanding, diluted	95,069	96,266	95,020	97,343

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

As of December 31, 2006 and June 30, 2006

(Unaudited)

(in thousands, except share data)

	December 31,	June 30,
	2006	2006

Assets
Cash, cash equivalents and investments	$256,617	$142,961
Loans held for sale	14,929	—
Service receivables:
Structural advisory fees	116,637	88,297
Residuals	583,666	452,823
Processing fees from TERI	11,247	10,447

Total service receivables	711,550	551,567

Property and equipment, net	37,049	36,743

Goodwill	4,878	3,176
Intangible assets, net	2,966	1,897
Prepaid income taxes	—	11,649
Other prepaid expenses	14,148	17,272
Other assets	4,898	5,081
Total assets	$1,047,035	$770,346

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$36,511	$—
Accounts payable and other accrued expenses	37,135	34,430
Income taxes payable	5,446	—
Net deferred income tax liability	179,744	144,240
Notes payable and capital lease obligations	11,082	13,326
Other liabilities	2,309	2,181
Total liabilities	272,227	194,177

Commitments and contingencies

Stockholders’ equity	774,808	576,169
Total liabilities and stockholders’ equity	$1,047,035	$770,346

Note:  There were 94,591,522 and 94,564,088 shares of common stock outstanding at December 31, 2006 and June 30, 2006, respectively.  On November 10, 2006, the Board of Directors approved a three-for-two split of the Company’s common stock which was effected in the form of a stock dividend distributed on December 4, 2006 to shareholders of record at the close of business on November 20, 2006.  As such, all prior period share data have been retroactively adjusted to reflect the split.

The First Marblehead Corporation and Subsidiaries

Loan Facilitation Metrics

(Dollars in Millions)

	Dec. 31,	Dec. 31,	% Increase
	2006	2005	(Decrease)
Q2 Volume of Loans Available for Securitization
Direct-to-Consumer Loans	$513	$380	35%
School Channel Loans	158	146	9%
Private Label Loans	671	526	28%
GATE Loans	16	17	(9%)
Total Loan Facilitation Volume Available for Securitization	$687	$543	26%

Rolling Twelve Month Volume of Loans Available for Securitization
Direct-to-Consumer Loans	$2,587	$1,764	47%
School Channel Loans	791	636	24%
Private Label Loans	3,378	2,400	41%
GATE Loans	106	107	(1%)
Total Loan Facilitation Volume Available for Securitization	$3,484	$2,507	39%

Q2 Volume of Loans Not Available for Securitization
Direct-to-Consumer Loans	$6	$12	(51%)
School Channel Loans	66	80	(18%)
Total Loan Facilitation Volume Not Available for Securitization	$72	$92	(22%)

Rolling Twelve Month Volume of Loans Not Available for Securitization
Direct-to-Consumer Loans	$32	$56	(42%)
School Channel Loans	392	397	(1%)
Total Loan Facilitation Volume Not Available for Securitization	$424	$453	(6%)

Percentage of Loans Available for Securitization
Q2	91%	86%
Rolling Twelve Month	89%	85%

End-of period Principal Balance of Loans Available for Securitization but not yet Securitized
Direct-to-Consumer Loans	$334	$374
School Channel Loans	399	342
Private Label Loans	733	716
GATE Loans	53	57
Total Loan Principal Available for Securitization but not yet Securitized	$786	$773

The First Marblehead Corporation and Subsidiaries

Income Statement Metrics

Private Label Loans

Approximate Securitization Yields by Marketing Channel

	Volume of Loans		Up-front	Additional
	Securitized		Structural	Structural	Residual
	($millions)		Advisory Fees(1)	Advisory Fees(1)	Revenue(1)	Total Revenue
Direct-to-Consumer
Q2 2007	$676	(93%)	12.6%	1.2%	7.0%	20.8%
Q2 2006	$921	(73%)	8.8%	1.2%	7.5%	17.5%

School Channel
Q2 2007	$48	(7%)	7.3%	1.2%	2.1%	10.6%
Q2 2006	$344	(27%)	4.1%	1.2%	2.6%	7.8%

Total
Q2 2007	$724
Q2 2006	$1,265

Blended Yield(2)
Q2 2007			12.2%	1.2%	6.7%	20.1%
Q2 2006			7.5%	1.2%	6.2%	14.9%

(1)  Revenues are expressed as a percentage of the total principal and accrued interest balance of private label loans securitized in each channel at the date of securitization.

(2)  Blended yield represents securitization revenues as a percentage of the total principal and accrued interest balance of loans securitized for all marketing channels at the date of securitization.

Note:  These yields by marketing channel represent an allocation of revenues and costs based on various estimates and assumptions regarding the relative profitability of these loans, and should be read with caution.  Furthermore, these yields are dependent on a number of factors, including the mix of loans between marketing channels that are included in a particular securitization, the average life of loans, which can be impacted by the time of year that the loans are securitized and the relative mix of loans from students with various expected terms to graduation, the structure of, and prevailing market conditions at the time of a securitization, the marketing fees which our clients earn on loans we securitize for them, along with a number of other factors.  Therefore, readers are cautioned that the blended yields and yields by marketing channel above may not be indicative of yields that we may be able to achieve in future securitizations.

The First Marblehead Corporation and Subsidiaries

Operating Expense Metrics

(Dollars in Thousands)

	Operating expenses
	Expenses reimbursed by TERI			Expenses not reimbursed by TERI
		General and	Subtotal		General and	Subtotal	Total
	Compensation	administrative	operating	Compensation	administrative	operating	operating
	and benefits	expenses	expenses	and benefits	expenses	expenses	expenses
Three months ended
December 31,
2006	$13,669	$15,922	$29,591	$12,226	$17,166	$29,392	$58,983
2005	13,079	12,055	25,134	8,081	10,836	18,917	44,051

Six months ended
December 31,
2006	$30,699	$35,922	$66,621	$26,804	$31,157	$57,961	$124,582
2005	25,930	25,001	50,931	14,972	23,815	38,787	89,718

The First Marblehead Corporation and Subsidiaries

Balance Sheet Metrics

Roll-forward of Structural Advisory Fees and Residuals Receivables

(Dollars in Thousands)

	Three Months Ended December 31, 2006	Six Months Ended December 31, 2006
Structural Advisory Fees Receivable
Beginning of period balance	$106,848	$88,297

Additions from new securitizations	8,861	25,447

Trust updates
Passage of time (present value accretion)	1,821	3,411
Other factors (See Note below)	(893)	(518)
Net accretion	928	2,893

End of period balance	$116,637	$116,637
Residuals Receivable

Beginning of period balance	$521,486	$452,823

Additions from new securitizations	48,315	105,070

Trust updates
Passage of time (present value accretion)	16,430	30,140
Other factors (See Note below)	(2,565)	(4,367)
Net accretion	13,865	25,773

End of period balance	$583,666	$583,666

Note: During the three and six months ended December 31, 2006, the 10-year U.S. Treasury rate, on which we base our present value discounting of structural advisory fees receivable, increased 7 basis points and decreased 46 basis points, respectively. A decrease in the 10-year U.S. Treasury rate has the effect of increasing the estimated present value of our structural advisory fees receivable, while an increase in the rate has the opposite effect on their valuation.

Other factors affecting the valuation of structural advisory fees and residuals receivables include changes in the implied forward LIBOR curve, as well as adjustments, if any, of the assumptions we use in estimating the fair value of these receivables.  During the first and second quarters of fiscal 2007, loans in the securitization trusts experienced higher prepayment rates than we had estimated would occur during these periods, which reduced the positive net accretion that comes from updating the carrying value of our structural advisory fees and residuals receivables for the passage of time.  We do not believe that it is necessary at this time to alter our assumptions regarding future prepayments that we use to estimate the fair value of these receivables.  We continue to monitor the performance of trust assets against our expectations, and will make such adjustments to our estimates as we believe are necessary to value properly our receivables balance at each balance sheet date.  Certain of these adjustments partially offset the effect of the higher prepayment rates during the three and six months ended December 31, 2006.

###